EXHIBIT 10.2

For a period of 60 days beginning on the date of this instrument, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of Atwood Oceanics, Inc (the “Company”), or any options or warrants to purchase any shares of Common Stock of  the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Date : May 23, 2013

Helmerich & Payne International Drilling Co.

By:	/s/ Steven R. Mackey
Name: Steven R. Mackey
Title: Executive Vice President

Helmerich & Payne, Inc.

By:	/s/ Steven R. Mackey
Name: Steven R. Mackey
Title: Executive Vice President